UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
Dex Media West LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	333-112694	25-1903487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

	1001 Winstead Drive, Cary NC	27513
	(Address of Principal	(Zip Code)
Executive Offices)
(919) 297-1600
(Registrant’s telephone number, including area code)
198 Inverness Drive West, Englewood, Colorado 80112
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On January 31, 2006, Dex Media, Inc. (f/k/a Forward Acquisition Corp.), a Delaware corporation (“Dex Media”) and wholly owned subsidiary of R.H. Donnelley Corporation, a Delaware corporation (“Donnelley”), as successor to Dex Media Inc., a Delaware corporation (“DMI”), entered into an Amended and Restated Credit Agreement (the “Amended West Credit Agreement”), by and among Dex Media West, Inc., a Delaware corporation and wholly owned subsidiary of Dex Media (“Dex West”), Dex Media West LLC, a Delaware limited liability company and wholly owned subsidiary of Dex West (the “Company”), the administrative agent and the lenders and other agents parties thereto, in connection with the Merger (as defined in Item 5.01 of this Current Report on Form 8-K), and in accordance with the Agreement to Amend and Restate, dated as of December 13, 2005 and the Dex Media West Amendment Letter, dated as of January 18, 2006, by and among Donnelley, Dex West, the Company, the administrative agent and the lenders party thereto, relating to the Credit Agreement, dated as of September 9, 2003, as amended (the “Original West Credit Agreement”), among DMI, Dex West, the Company, the administrative agent and the lenders and other agents parties thereto.
          The Amended West Credit Agreement amends and restates the Original West Credit Agreement in its entirety, to, among other things, (i) permit the Merger; (ii) provide up to $503 million of tranche B-1 term loans to redeem certain indebtedness in connection with change in control offers required to be made as a result of the Merger and to fund a portion of the cash consideration to be paid to DMI’s stockholders in connection with the Merger and $50 million which may also be used for general corporate purposes; (iii) permit certain additional restricted payments to Dex Media; (iv) modify the financial performance covenants contained in the Original West Credit Agreement; and (v) provide for shared service arrangements between R.H. Donnelley Inc., a Delaware corporation and wholly owned subsidiary of Donnelley (“RHDI”), and affiliate of the Company, and its subsidiaries, on the one hand, and Dex Media and its subsidiaries, on the other hand.
          In addition, in connection with the Amended West Credit Agreement, Dex Media, Dex West and the Company reaffirmed, pursuant to the Reaffirmation Agreement dated as of January 31, 2006, (the “West Reaffirmation Agreement”) that the obligations under the Amended West Credit Agreement continue to be secured by: (i) the pledge of the stock of Dex West by Dex Media under that certain Pledge Agreement dated as of November 10, 2003 and (ii) the assets of and guaranteed by Dex West and its subsidiaries pursuant to the terms of that certain Amended and Restated Guarantee and Collateral Agreement, dated as of September 9, 2003.
          The foregoing descriptions of the Amended West Credit Agreement and the West Reaffirmation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are incorporated herein by reference to Exhibits 10.1 and 10.2 hereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Amended West Credit Agreement is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
          The Merger constitutes a “Change of Control” under the terms of the (1) Indenture, dated as of August 29, 2003 (the “8 1/2% Notes Indenture”), among the Company, Dex Media West Finance Co., a Delaware corporation (together with the Company, the “West Issuers”) and U.S. Bank National Association, as trustee, pursuant to which the West Issuers issued their 8 1/2% Senior Notes due 2010 (the “8 1/2% Notes”), (2) Indenture, dated as of August 29, 2003 (the “9 7/8% Notes Indenture”), among the West Issuers and U.S. Bank National Association, as trustee, pursuant to which the West Issuers issued their 9 7/8% Senior Subordinated Notes due 2013 (the “9 7/8% Notes”) and (3) Indenture, dated as of November 24, 2004 (the “5 7/8% Notes Indenture”), among the West Issuers and U.S. Bank National Association, as trustee, pursuant to which the West Issuers issued their 5 7/8% Senior Notes due 2011 (the “5 7/8% Notes” and, together with the 8 1/2% Notes and 9 7/8% Notes, the “Dex West Notes”).
          On January 12, 2006, the West Issuers commenced a change in control offer as required by the 5 7/8% Notes Indenture, pursuant to which the West Issuers are offering to purchase any and all of the approximately $300.0 million principal amount of the 5 7/8% Notes outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase. The change in control offer for the 5 7/8% Notes will expire at midnight, New York City time, on February 9, 2006, unless extended by the West Issuers.
          In addition, on January 20, 2006, the West Issuers commenced change in control offers as required by the 8 1/2% Notes Indenture and 9 7/8% Notes Indenture, pursuant to which the West Issuers are offering to purchase any and all of the (1) approximately $385.0 million principal amount of the 8 1/2% Notes outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase and (2) approximately $761.8 million principal amount of the 9 7/8% Notes outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase. The change in control offers will expire at midnight, New York City time, on February 16, 2006, unless extended by the West Issuers.
          The Company expects to finance the purchase of the 5 7/8% Notes that are put back to the Company in the change in control offer through borrowings under the Amended West Credit Agreement. In addition, as previously disclosed, in connection with entering into the Merger Agreement (as defined below), Donnelley received a financing commitment that includes the refinancing of any other Dex West Notes that are put back to the Company in the change of control offer.
Item 5.01. Changes in Control of Registrant.
          On January 31, 2006, pursuant to the Agreement and Plan of Merger, dated October 3, 2005 (the “Merger Agreement”), among DMI, Dex Media and Donnelley, DMI was merged with and into Dex Media with Dex Media remaining as the surviving corporation (the “Merger”). Dex Media was then renamed “Dex Media, Inc.”
     With the completion of the Merger, each share of DMI’s common stock was canceled and converted into the right to receive $12.30 in cash and 0.24154 of a share of Donnelley’s common stock, for the aggregate consideration of approximately $1.86 billion in cash and approximately 36.5 million shares of Donnelley’s common stock.

     Dex Media owns 100% of the voting securities of the Company. Donnelley owns 100% of the voting securities of Dex Media. At the completion of the Merger, the stockholders of Donnelley immediately prior to the effective time of the Merger, and the stockholders of DMI immediately prior to the effective time of the Merger, owned approximately 47% and 53% of Donnelley’s shares of outstanding common stock, respectively.
          Donnelley financed the cash portion of the Merger consideration through a combination of proceeds from the sale of senior notes issued in a private placement and borrowings under the Company’s credit facility.
          The description of the Merger Agreement is not complete and is qualified in its entirety by the full text of such document, which is incorporated herein by reference to Exhibit 2.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 3, 2005, among R.H. Donnelley Corporation, Dex Media, Inc. and Forward Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Dex Media’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2005, Commission File 001-32249).

10.1	Amended and Restated Credit Agreement, dated January 31, 2006, by and among Dex Media, Inc. (f/k/a Forward Acquisition Corp.), Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the other entities from time to time parties thereto (incorporated by reference to Exhibit 10.1 of Dex Media’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2006).

Exhibit No.	Exhibit Description

10.2	Reaffirmation Agreement, dated January 31, 2006, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, Dex Media West Finance Co. and JPMorgan Chase Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.2 of Dex Media’s Current Report of Form 8-K filed with the Securities and Exchange Commission on February 6, 2006).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEX MEDIA WEST LLC
By:	/s/ Robert J. Bush
Robert J. Bush
Vice President & Secretary

          Date: February 6, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 3, 2005, among R.H. Donnelley Corporation, Dex Media, Inc. and Forward Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Dex Media’s Current Report of Form 8-K filed with the Securities and Exchange Commission on October 7, 2005, Commission File 001-32249).

10.1	Amended and Restated Credit Agreement, dated January 31, 2006, by and among Dex Media, Inc. (f/k/a Forward Acquisition Corp.), Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the other entities from time to time parties thereto (incorporated by reference to Exhibit 10.1 of Dex Media’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2006).

10.2	Reaffirmation Agreement, dated January 31, 2006, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, Dex Media West Finance Co. and JPMorgan Chase Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.2 of Dex Media’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2006).